Exhibit 10.2

HARTE HANKS, INC.
NON-QUALIFIED STOCK OPTION AGREEMENT

To: Shirish R. Lal	Date of Grant: , 2016

Number of Shares:	Exercise Price Per Share: $

HARTE HANKS, INC. (the “Company”), is pleased to grant you, as an inducement material to your entry into employment with the Company, a stock option (the “Option”) to purchase all or any part of a number of shares of Stock (as defined below), subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement (this “Agreement”).  The grant of the Option is specifically conditioned upon (i) the approval of this grant to you by the Board (as defined below), and (ii) the execution by you of this Agreement, agreeing to all of the terms and conditions set forth herein.  The Date of Grant, the number of shares issuable upon exercise of the Option (the “Option Shares”) and the Exercise Price are stated above.  The Option is not governed by the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan, 2005 Omnibus Incentive Plan or by any other equity compensation plan of the Company (or of any of its affiliates).  Instead, the Option is made outside of any equity compensation plan of the Company (or any of its affiliates), as an inducement contemplated by Section 303A.08 of the New York Stock Exchange Listed Company Manual.  This Option is not intended to be an “incentive stock option” within the meaning of section 422 of the Code (as defined below).

This Agreement sets forth the terms of the agreement between you and the Company with respect to the Option.  By accepting this Agreement, you agree to be bound by all of the terms hereof.

1.         Definitions.  Unless otherwise defined herein, as used in this Agreement, the following terms have the meanings set forth below:

(a)        “Board” means the board of directors of the Company.

(b)        “Cause” has the same meaning as in the Change in Control Severance Agreement (as defined in Section 1(d), unless otherwise specified.

(c)        “Change in Control” means the first day that any one or more of the following conditions shall have been satisfied:

(i)         the acquisition of any outstanding voting securities by any person, after which such person (as the term is used for purposes of Section 13(d) or 14(d) of the Exchange Act) has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the then outstanding voting securities of the Company; provided, however, that for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by, controlling or under common control with the Company, or (D) any acquisition by any corporation pursuant to a transaction that complies with Sections (iii)(A) and (iii)(B) of this definition;

(ii)         individuals who, as of the Date of Grant, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Date of Grant, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii)        consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a “Business Combination”), in each case unless (A) the stockholders of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding voting securities of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), and (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)        approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(d)        “Change in Control Severance Agreement” means that certain Change in Control Severance Agreement by and between the Company and you, effective on or about the date you commenced employment with the Company, as may be amended from time to time with your consent.

(e)        “Code” means the Internal Revenue Code of 1986, as amended.

(f)         “Committee” means the Compensation Committee of the Board.

(g)        “Date of Grant” means the date designated as such on the first page of this Agreement.

(h)        “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)         “Exercise Price” means the exercise price per share designated as such on the first page of this Agreement.

(j)         “Fair Market Value” means with respect to Stock, as of any date, the closing price of a share of Stock on the New York Stock Exchange for the last trading day prior to that date.  If no such prices are reported, then Fair Market Value shall mean the average of the high and low sale prices for the Stock (or if no sale prices are reported, the average of the high and low bid prices) as reported by the principal regional stock exchange, or if not so reported, as reported by Nasdaq or a quotation system of general circulation to brokers and dealers; provided, however, that with respect to same day sales, Fair Market Value shall mean the per share price actually paid for shares of Stock in connection with such sale.

(k)        “Final Exercise Date” means the tenth anniversary of the Date of Grant.

(l)         “Material Breach” means the material breach of any contractual, statutory, fiduciary or other legal obligation you have to the Company, determined in the sole judgment of the Company.

(m)       “Stock” means the Company’s $1.00 par value per share voting common stock, or any other securities that are substituted therefor.

(n)        “Termination Date” means the date on which your performance of services for the Company (or any affiliate) in the capacity of an employee, a non-employee member of the Board or a consultant cease.

2.         Vesting.  You cannot exercise the Option and acquire Stock until your right to exercise has vested.  This Option vests in four equal installments (i.e., 25% each) on each of the first four anniversaries of the Date of Grant.  Notwithstanding the foregoing, (a) in no event can this Option be exercised in whole or in part on or after the date on which the Option lapses pursuant to Section 5, (b) this Option shall automatically vest in full if you terminate employment with the Company due to “Disability” (as defined in the Change in Control Severance Agreement) or death, and (c) this Option shall automatically vest in full pursuant to the terms of the Change in Control Severance Agreement (i) in the event this Option is not assumed or replaced by a Publically-Traded Successor with an Assumed/Replaced Award (as such terms are defined in the Change in Control Severance Agreement) after a Change in Control, or (ii) you are terminated from employment with the Company without Cause or terminate employment from the Company for Good Reason during the period beginning on the CiC Date and ending on the second anniversary of the CiC Date (as such terms are defined in the Change in Control Severance Agreement).  This Option is exercisable to the extent vested (i.e., the right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible, it shall continue to be exercisable, in whole or in part, with respect to all shares for which it is vested until the earlier of the Final Exercise Date (as defined below) or the termination of this Option under Section 5).

3.         Exercise.  You may exercise this Option, in whole or in part, at any time (subject to Section 2) by delivering written notice to the Company’s Secretary along with full payment of the Exercise Price for the shares being purchased.  The notice must specify that this Option (or a portion thereof) is being exercised and the number of shares with respect to which this Option is being exercised.  This Option may only be exercised as provided in this Agreement and in accordance with such rules and regulations as may, from time to time, be adopted by the Committee.  The exercise of this Option shall be deemed effective upon receipt by the Company of the notice and payment described herein.  If you exercise this Option in full, it shall be surrendered to the Company for cancellation.  If you only partially exercise this Option, it shall, upon request, be delivered to the Company for the purpose of making appropriate notation thereon, or otherwise reflecting, in such manner as the Company shall determine, the result of such partial exercise hereof.  As soon as practicable after the effective exercise of this Option, and upon satisfaction of all applicable withholding requirements, you or your nominee shall be recorded on the Company’s stock transfer books as the owner of the shares purchased.  The Company may, but is not required to, deliver to you on or more duly issued and executed stock certificates evidencing such ownership.

4.         Payments.  When this Option is exercised, payment of the total Exercise Price for the shares being purchased shall be made to the Company (a) in cash (including check, bank draft or money order); (b) by transfer from you to the Company of shares of Stock (other than shares of Stock that the Committee determines by rule may not be used to exercise this Option) that you have held for more than six months with a then current aggregate Fair Market Value equal to the total Exercise Price for the portion of this Option being exercised; (c) by the Company retaining a number of shares of the Stock deliverable upon exercise of this Option whose aggregate Fair Market Value is equal to the Exercise Price to be paid in connection with such exercise; or (d) to the extent permissible under applicable law, delivery to the Company of (i) a properly executed exercise notice, (ii) irrevocable instructions to a broker to sell a sufficient number of the shares being exercised to cover the Exercise Price and promptly deliver to the Company (on the same day that the shares of Stock issuable upon exercise are delivered) the amount of sale proceeds required to pay the Exercise Price and any required tax withholding related to the exercise, and (iii) such other documentation as the Committee and the broker shall require to effect a same day exercise and sale.  In the event the Committee subsequently determines that the aggregate Fair Market Value of Stock or any other consideration delivered as payment of the Exercise Price is insufficient to pay the entire Exercise Price, then you shall pay to the Company, immediately upon the Company’s request, the amount of the deficiency in the form of payment requested by the Committee.

5.         Expiration.

(a)        This Option shall expire (and shall cease to be outstanding) on the Final Exercise Date unless terminated prior to the Final Exercise Date pursuant to the terms of this Section 5 or as otherwise provided in this Agreement.  In addition, this Option shall expire: One year after the date of your death or Disability; provided, however, that in such event this Option may only be exercised to the extent it is vested at the time of your death or disability.

(b)        On the Final Exercise Date, if your employment with the Company ends due to your retirement in accordance with the Company’s then-current retirement policy; provided, however, that in such event this Option may only be exercised to the extent it is vested at the time of your retirement.

(c)        120 days after the Termination Date if you are then still living and if such termination is for a reason other than for death, disability or retirement, for Cause or as a result of a Material Breach;

(i)         provided, however, that in such event this Option may only be exercised to the extent it is vested at the time of the Termination Date, unless this Option would vest in full or in part pursuant to the terms of the Change in Control Severance Agreement due to your termination and your delivery of an “Irrevocable Release” (as defined in the Change in Control Severance Agreement), in which case such portion of the Option will remain exercisable pursuant to the terms of the Change in Control Severance Agreement;

(ii)         provided, further, however, that in the event that you die during the 120 day period immediately after the Termination Date (and you have not been terminated for Cause or as a result of a Material Breach), then this Option shall terminate one year after the date of your death; or

(d)        On the Termination Date, if such termination was for Cause or as a result of a Material Breach.

6.         Transfer and Assignment.  The Option and the rights and privileges conferred therewith shall not be sold, transferred, encumbered, hypothecated or otherwise conveyed by you otherwise than by will or by the laws of descent and distribution.  This Option is not and will not be liable for or subject to, in whole or in part, any debts, contracts, liability or torts by you nor shall it be subject to garnishment, attachment, execution, levy or other legal or equitable process.  This Option shall be exercisable during your lifetime only by you.  To the extent exercisable after your death, this Option shall be exercised only by the person or persons entitled to receive this Option under your will, duly probated, or if you shall fail to make a testamentary disposition of this Option, by the executor or administrator of your estate.

7.         Conditions.  If at any time the Board shall determine, based on opinion of counsel to the Company, that listing, registration or qualification of the shares covered by this Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of the exercise of this Option, this Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to counsel for the Company.  The Company may require you, as a condition of exercising or receiving the

Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that you are acquiring the Stock subject to the Option for your own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate to comply with federal and applicable state securities laws.

8.         Rights as a Stockholder.  You shall not have any rights as a stockholder with respect to any shares of Stock covered by the Option until you or your nominee become the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date you or your nominee become the holder of record of such Stock.

9.         Change in Capital Structure.  In the event that the Board determines that any dividend or other distribution (whether in the form of cash, Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Stock or other securities of the Company, issuance of warrants or other rights to purchase Stock or other securities of the Company, or other similar corporate transaction or event including a Change in Control, in the Board’s sole discretion, affects the Stock such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, then the Board shall direct the Committee to, in such manner as it determines is equitable, adjust any or all of:

(a)        The number and kind of shares of Stock (or other securities or property) subject to the Option; and

(b)        The Exercise Price (except if such adjustment would result in a repricing of the Option or would cause the Option to become subject to Section 409A of the Code).

This Agreement shall not in any way affect or restrict the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Stock or the rights thereof or which are convertible into or exchangeable for Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.        Extraordinary Events.  In the event of any transaction or event described in Section 9 or any unusual or nonrecurring transaction or event affecting the Company, any affiliate of the Company or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles occurs, including any Change in Control, the Board, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to direct the Committee to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)        To provide for the cancellation of the Option in exchange for an amount of cash equal to the amount that could have been attained upon the exercise of this Option or realization of your rights had the Option been exercised in full for all shares of Stock covered thereby (including an amount equal to zero if no cash could have been so attained or realized);

(b)        To provide that the Option cannot be exercised or become payable after such event; provided, however, that no action shall be taken pursuant to this clause (b) without your consent, which consent shall not be unreasonably withheld;

(c)        To provide that the Option shall be vested, exercisable and nonforfeitable as to all shares covered thereby and that all restrictions with respect thereto shall lapse, notwithstanding anything herein to the contrary;

(d)        To provide that the Option be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(e)        To make such other adjustments in the number and type of shares of Stock (or other securities or property) subject to the Option (including the Exercise Price); provided that no such adjustment shall be affected if it would result in a repricing of the Option or would cause the Option to become subject to Section 409A of the Code.

11.        Authority of the Committee.  This Agreement and the Option granted hereunder shall be administered by the Committee except to the extent the Board elects to administer this Agreement and the Option granted hereunder, in which case references herein to the “Committee” shall be deemed to include references to the “Board.”  The Committee shall have the authority, in its sole and absolute discretion, to (i) adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Agreement; (ii) accelerate the time of exercisability of the Option; (iii) construe this Agreement and the Option; (iv) make determinations of the Fair Market Value of the Stock subject to this Agreement; (v) delegate its duties under this Agreement to such agents as it may appoint from time to time; (vi) terminate, modify, or amend this Agreement, provided that, no amendment or termination may decrease your rights inherent in the Option prior to such amendment without your express written permission except to the extent such amendment is necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any change thereto; and (vii) make all other determinations, perform all other acts, and exercise all other powers and authority necessary or advisable for administering this Agreement, including the delegation of those ministerial acts and responsibilities as the Committee deems appropriate.  The Committee may correct any defect, supply any omission, or reconcile any inconsistency in this Agreement in the manner and to the extent it deems necessary or desirable to carry the Agreement into effect, and the Committee shall be the sole and final judge of that necessity or desirability.  The determinations of the Committee on the matters referred to in this Section 11 shall be final and conclusive.

12.        Section 16.  Notwithstanding any other provisions of this Agreement, the grant of this Option shall comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule.  To the extent permitted by applicable law, the Option shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

13.        Taxes.  Any provision of this Agreement to the contrary notwithstanding, the Company may take such steps as it may deem necessary or desirable for the withholding of any taxes which it is required by law or regulation of any governmental authority, federal, state or local, domestic or foreign, to withhold in connection with any shares subject hereto.  Subject to limitations established by the Committee and/or the Board from time to time, any withholding taxes may be paid by delivery to the Company of previously owned shares of Stock or by reducing the number of shares issuable upon exercise of this Option.

14.        Notices.  Any notice to be given under the terms of this Agreement or any delivery of this Option to the Company shall be deemed to have been duly given or made only if (i) delivered personally or by overnight courier, (ii) delivered by facsimile transmission with answer back confirmation, (iii) mailed (postage prepaid by certified or registered mail, return receipt requested) (effective upon actual receipt), or (iv) delivered by electronic communication to the address below.  An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this letter if sent with return receipt requested to the electronic mail address specified by the receiving party.  Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party.  The party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within five days after receipt of the written request for Non-electronic Notice.  Either party from time to time may change its address, facsimile number, electronic mail address, or other information for the purpose of notices to that party by giving written notice specifying such change to the other party hereto.

If to the Executive:  at the most recent address reflected in the payroll records of the Company

If to the Company:	Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
Attention: General Counsel
Email: general.counsel@hartehanks.com

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

15.        Further Understandings.  The granting of this Option shall impose no obligation upon you to exercise any part of it.  You acknowledge and agree that the vesting of shares pursuant to the vesting schedule hereof is earned only by your continued service for the Company (or any affiliate) in the capacity of an employee, a non-employee member of the Board or a consultant (and not through the act of being hired, being granted this Option or acquiring shares hereunder).  You further acknowledge and agree that this Option, the transactions contemplated hereunder and the vesting schedule set forth herein do not constitute an express or implied promise of continued engagement as an employee, a non-employee member of the Board or a consultant for the vesting period, for any period, or at all, and shall not interfere in any way with your right or the right of the Company or any affiliate to terminate your relationship as an employee, a non-employee member of the Board, or a consultant at any time with or without Cause.  You acknowledge that this Option (a) is not granted by the Company as a matter of right, but is granted (and the amount of the award is granted) at the sole discretion of the Board or Committee, (b) is not part of your contractual compensation, and (c) does not create an enforceable right to further options in future years or in similar amounts.  This discretion of the Board and Committee relates to the award of options and the amount of any award.  You waive any and all acquired rights or claims in connection with past or future employment or service as a consultant or director with the Company or any affiliate.

16.        Protection of Goodwill.  You acknowledge that the Company is providing you with this Option in connection with and in consideration for your promises and covenants contained herein.  Specifically, in consideration for the Option, which you acknowledge provides a material incentive for you to grow, develop and protect the goodwill and confidential and proprietary information of the Company, you agree that the Option (itself and in combination with any other awards made to you) constitutes independent and sufficient consideration for all non-competition, non-solicitation and confidentiality covenants between you and the Company, and agree and acknowledge that you will fully abide by each of such covenants.  You further acknowledge that your promise to fully abide by each of the protective covenants referenced above is a material inducement for the Company to provide you with the Option.

17.        Successors & Assigns.  Subject to the limitations on the transferability of this Option, this Agreement shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto.

18.        Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law.  The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

19.        Clawback.  Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), this Option shall not be deemed fully earned or vested, even if exercised, if this Option or any portion thereof is deemed “incentive compensation” and subject to recovery, or “clawback,” by the Company pursuant to the provisions of the Act and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”).  In addition, you hereby acknowledge that this Agreement may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under the Act and the Rules, or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback this Option or the shares of Stock issued pursuant hereto.

20.        Other Benefits.  The amount of any compensation deemed to be received by you as a result of the receipt, vesting or exercise of this Option will not constitute “earnings” with respect to any other benefits provided to you by the Company or an affiliate, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

21.        Furnish Information.  You shall furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirements imposed upon the Company by or under any applicable statute or regulation.  From time to time, the Board and appropriate officers of the Company shall and are authorized to take whatever action is necessary to file required documents with governmental authorities and other appropriate persons to make shares of Stock available for issuance pursuant to the exercise of the Option.

22.        No Liability for Good Faith Determinations.  The Company and the members of the Committee and the Board shall not be liable for any act, omission or determination taken or made in good faith with respect to this Agreement or the Option granted hereunder.

23.        Execution of Receipts and Releases.  Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

24.        No Guarantee of Interests.  Neither the Committee, the Board nor the Company guarantees the Stock of the Company from loss or depreciation.

25.        Company Records.  Records of the Company or its affiliates regarding your period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Company to be incorrect.

26.        Company Action.  Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board.

27.        Severability.  If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

28.        Headings; Word Usage.   The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.  Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement dictates, the plural shall be read as the singular and the singular as the plural.

29.        Fractional Shares.  In no event may the Option be exercised or adjusted for any fractional shares.  The Committee shall determine whether cash or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant first above written.

HARTE HANKS, INC.

By:
Robert L. R. Munden
Senior Vice President,
General Counsel & Secretary

ACKNOWLEDGED AND AGREED:

Shirish R. Lal